UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2009

Maxygen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28401	77-0449487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of Principal Executive Offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement

On September 22, 2009, the Board of Directors (the “Board”) of Maxygen, Inc. (the “Company”) approved an amendment to the Consulting Agreement between the Company and Waverley Associates, Inc. (“Waverley”), dated April 1, 2006, as amended (the “Consulting Agreement”). Waverley is a private investment firm for which Isaac Stein is the president and sole stockholder. Mr. Stein currently serves as the Executive Chairman of the Board. The amendment increases the consulting fees payable by the Company to Waverley under the Consulting Agreement to $50,000 per month. Mr. Stein will continue to serve as Executive Chairman of the Board, but will no longer receive remuneration for his service on the Board.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2009, Dr. Russell Howard, Chief Executive Officer of the Company and a member of the Board, delivered his contingent resignation from the Board on July 17, 2009, with such resignation to take effect upon his termination as Chief Executive Officer of the Company. On September 22, 2009, the Board established termination dates for the employment of Dr. Howard and Lawrence Briscoe, Chief Financial Officer of the Company, each of whom will cease employment with the Company as of September 30, 2009. Upon termination of their respective employment with the Company, Dr. Howard and Mr. Briscoe will be entitled to certain payments and benefits under their respective Amended and Restated Executive Officer Change of Control Agreement (“COC Agreement”) previously entered into with the Company. Also, in accordance with their respective COC Agreement, each of Dr. Howard and Mr. Briscoe will enter into a consulting agreement with the Company upon termination of their respective employment with the Company so as to provide for their continued consulting services to the Company.

In connection with the termination of Dr. Howard’s employment with the Company, Dr. Howard’s resignation from the Board will become effective as of September 30, 2009. Dr. Howard’s resignation does not reflect any disagreement with the Company.

(c)

Appointment of New CEO

Effective as of October 1, 2009, the Board appointed James R. Sulat to serve as Chief Executive Officer and Chief Financial Officer of the Company. Mr. Sulat, who is 59, has been a member of the Board since October 2003. From May 2005 to February 2008, Mr. Sulat served as Chief Executive Officer of Memory Pharmaceuticals Corp. Mr. Sulat was Senior Executive Vice President and Interim Chief Financial Officer of R.R. Donnelley & Sons Co., a diversified printing company, from February 2004 until May 2004. From April 2003 to February 2004, Mr. Sulat was Senior Executive Vice President of Moore Wallace Incorporated, a diversified printing company that was acquired by R.R. Donnelley in 2004. From April 1998 to April 2003, Mr. Sulat was Vice President and Chief Financial Officer of Chiron Corporation, a biotechnology company. Mr. Sulat is also a director of Intercell AG, a vaccines company, and Momenta Pharmaceuticals, Inc., a biotechnology company. Mr. Sulat holds a B.S. from Yale University, an M.B.A. from Stanford University and an M.S. in health services administration from Stanford University.

Prior to his appointment, Mr. Sulat served as Chairman of the Audit Committee and as a member of the Corporate Governance & Nominating Committee of the Board. Effective as of September 22, 2009, Mr. Sulat will no longer serve as a member of the Audit Committee or the Corporate Governance & Nominating Committee of the Board. Mr. Kenneth Lee, who was recently elected to the Board at the 2009 annual meeting of stockholders of the Company, will replace Mr. Sulat as Chairman of the Audit Committee of the Board. Mr. Sulat will continue to serve as a member of the Board, but will no longer receive any remuneration for such service.

In connection with his employment by the Company, which became effective on September 22, 2009, Mr. Sulat executed an offer letter from the Company (the “Offer Letter”). The Offer Letter provides for an initial base salary of $520,520 per year, an annual cash incentive bonus opportunity of up to 100% of annual base salary with a target level of 50%, certain relocation benefits of up to $100,000 as well as employee benefits available to employees of the Company generally, subject to the terms and conditions of the applicable employee benefit plan of the Company, as amended from time to time. Mr. Sulat’s employment with the Company will be on at-will basis, and the term of employment is unspecified. Actual bonus amounts will be determined by the Board, in its sole discretion, based on Company and individual performance. Mr. Sulat’s compensation package will also be reviewed annually by the Compensation Committee of the Board.

In addition, on September 22, 2009, the Board granted to Mr. Sulat equity awards under the Maxygen, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) consisting of (i) options to purchase 400,000 shares of common stock of the Company, (ii) 400,000 restricted shares of common stock of the Company, and (iii) 353,259 contingent performance units (“CPUs”). The options granted to Mr. Sulat have an exercise price of $6.53 per share (the closing price of the Company’s common stock, as listed on the NASDAQ Global Market on September 22, 2009). Generally subject to Mr. Sulat’s continuous service to the Company, the option and restricted stock award will vest as to 10% of the shares subject to each award on the first anniversary of the grant date, quarterly thereafter until the second anniversary of the grant date as to 20% of the shares subject to each award, quarterly thereafter until the third anniversary of the grant date as to 45% of the shares subject to each award, and quarterly thereafter until the fourth anniversary of the grant date as to the remaining 25% of the shares subject to each award; provided, however, that all shares subject to an award will immediately vest upon occurrence of a change in control or dissolution of the Company. CPU awards will vest in accordance with the terms contained in the paragraphs entitled “Contingent Performance Units” below.

The Board also authorized and approved the terms of a change of control agreement between the Company and Mr. Sulat (the “Change of Control Agreement”). Under the Change of Control Agreement, in the event of a termination of Mr. Sulat’s employment without “cause” or a resignation by Mr. Sulat with “good reason,” in each case within 18 months following a “change of control” (as each such term is defined in the Change of Control Agreement), Mr. Sulat will be entitled to receive (i) a lump sum payment equal to one year of his then-current base salary; (ii) continuation of health benefits for up to 12 months; and (iii) the payment of his target bonus amount for the fiscal year in which Mr. Sulat’s employment is terminated.

The foregoing descriptions of the Offer Letter and the Change of Control Agreement do not purport to be complete and are qualified in their entirety by reference to the Offer Letter and the Form of Change of Control Agreement attached as exhibits to this Current Report on Form 8-K, which incorporated herein by reference.

(e)

Contingent Performance Units

In connection with the ongoing corporate strategy of the Company to realize value for its stockholders through one or more potential strategic transactions, the Company may consider and evaluate one or more distributions to its stockholders of a portion of its cash resources in excess of the Company’s current and longer term operational requirements. Such distributions may be accomplished through cash dividends, share repurchases or other mechanisms and may be fully or partially taxable depending on the circumstances of such distribution. Certain distributions that may increase total shareholder return may also reduce the Company’s stock price, which could negatively affect outstanding stock options held by employees of the Company and Board members. Accordingly, in order to realign long-term incentives, on September 22, 2009, the Board authorized and approved grants of CPU awards under the 2006 Plan to all holders of the Company’s stock options who are currently providing services to the Company or a subsidiary of the Company, including a grant of 246,394 CPUs to Mr. Grant Yonehiro, a named executive officer of the Company.

The value of a single CPU will be determined at the time of vesting, and will be equal to the value of a single share of the Company’s common stock at that time plus the value of all dividend payments and other distributions made on a share of common stock following the grant date. CPUs will vest on the earliest to occur of (i) a change in control of the Company, (ii) a corporate dissolution or liquidation of the Company, or (iii) the fourth anniversary of the grant date (the “Settlement Date”), generally so long as the holder continues to provide services for the Company on a continuous basis from the grant date to the Settlement Date. The actual number of CPUs that will vest will be equal to any loss in value of an eligible holder’s stock options following the grant date, taking into consideration all dividend payments or other distributions made to the Company’s stockholders following the grant date of the CPUs, since the options will not participate in any potential future dividends and distributions. The earned value of any CPU will be settled in shares of common stock of the Company. The value of any earned dividend payments or other distributions to shareholders that are attributable to CPUs will generally be settled in the form received by stockholders, although the Company retains the ability to settle in shares of common stock of the Company and/or cash. In the event a given Board member or employee’s service with the Company is terminated for any reason prior to the Settlement Date, the Board will have the discretion to decide how to treat such Board member or employee’s CPUs. All unvested CPUs remaining following the Settlement Date will expire immediately.

Item 8.01	Other Events.

Equity Award Grants to Non-Employee Board Members and Executive Chairman

On September 22, 2009, the Board authorized and approved special one-time grants of equity awards under the 2006 Plan to Mr. Stein and each non-employee member of the Board. Each non-employee member of the Board received (i) options to purchase 20,000 shares of common stock of the Company; (ii) 20,000 restricted shares of common stock of the Company; and (iii) CPUs in the following amounts:

Director	CPU Award (# units)
Louis Lange	64,388
Kenneth Lee	15,314
Ernest Mario	40,669
Gordon Ringold	40,669

In addition, Mr. Stein received (i) options to purchase 200,000 shares of common stock of the Company, (ii) 200,000 restricted shares of common stock of the Company, and (iii) 290,813 CPUs. Generally subject to the recipient’s continuous service to the Company, the option and restricted stock awards will vest as to 10% of the shares subject to the award on the first anniversary of the grant date, quarterly thereafter until the second anniversary of the grant date as to 20% of the shares subject to the award, quarterly thereafter until the third anniversary of the grant date as to 45% of the shares subject to the award, and quarterly thereafter until the fourth anniversary of the grant date as to the remaining 25% of the shares subject to the award; provided, however, that all shares subject to an award will immediately vest upon occurrence of a change in control or dissolution of the Company. CPU awards will vest in accordance with the terms contained in the paragraphs entitled “Contingent Performance Units” above.

Please see Item 1.01 above for a description of an amendment to the Consulting Agreement between the Company and Waverley, which description is incorporated by reference into this Item 8.01.

Changes to Non-Employee Board Member Compensation

On September 22, 2009, the Board authorized and approved certain changes to the compensation arrangement for non-employee members of the Board. Effective as of such date, each non-employee member of the Board will receive (i) an annual retainer fee of $40,000; (ii) an annual retainer fee of $20,000 for service as chairperson of the Audit Committee of the Board, if applicable; (iii) an annual retainer fee of $15,000 for service as chairperson of any committee of the Board other than the Audit Committee, if applicable; (iv) an annual retainer fee of $5,000 for service as a member (but not the chairperson) of any committee of the Board, if and as applicable; (v) a meeting fee of $5,000 per regularly scheduled meeting of the Board; and (vi) a meeting fee of $1,000 per meeting of a committee of the Board, if and as applicable. No additional amounts are currently payable for special assignments.

Non-employee members of the Board will also receive nondiscretionary, automatic grants of 15,000 restricted shares of common stock of the Company on the date that the Board member first is appointed or elected to the Board. In addition, non-employee members of the Board will receive nondiscretionary, automatic grants of 10,000 restricted shares of common stock of the Company each year on the date of the first meeting of the Board immediately following each annual meeting of stockholders of the Company (even if held on the same day as any such annual meeting of stockholders of the Company); provided, however, that the Board member is not an employee of the Company as of any such date.

Both the initial and annual awards of restricted shares of common stock of the Company to non-employee members of the Board will be made under the 2006 Plan, and will vest in accordance with the following schedule: generally subject to the non-employee Board member’s continuous service to the Company, 25% of the shares subject to the award will vest each year on the first four anniversaries of the grant date; provided, however, that all shares subject to an award will immediately vest upon occurrence of a change in control or dissolution of the Company.

A copy of the press release issued by the Company regarding the management changes described in Item 5.02 above is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Offer Letter to James Sulat dated September 22, 2009

10.2	Form of Change of Control Agreement

99.1	Press release issued by Maxygen, Inc. on September 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.
(Registrant)

Date: September 28, 2009

/s/ John Borkholder
(Signature)
	Name:	John Borkholder
	Title:	Corporate Secretary